                                                                   EXHIBIT 10.10

* Certain portions of this document have been omitted pursuant to a request for confidential treatment filed separately with the Commission.



                              SERVICES AGREEMENT

     This Services Agreement ("Agreement") is entered into as of February 15, 1999 ("Effective Date"), by and between Guidance Solutions, Inc. ("Developer"), with offices at 4134 Del Rey Avenue, Marina Del Rey, CA 90292, and The Right Start, Inc. (the "Company"), with offices at 5388 Sterling Center Drive, Unit C, Westlake Village, CA 91361.

     WHEREAS, RightStart.com Inc. (the "Subsidiary") is in the business of providing or desires to provide products for parents, infants and children on the Internet; and

     WHEREAS, Developer provides professional services to third parties seeking to develop electronic commerce web sites for use on the Internet; and

     WHEREAS, the Company desires to retain the services of Developer to perform the services as specifically described in the attached Schedule I under the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the mutual covenants and conditions specified in this Agreement, the parties hereto agree as follows:

1.   DEFINITIONS

     "Additional Services" shall have the meaning set forth in Section 2.2 hereof.

     "Billing Rates" shall mean the applicable hourly billing rates of Developer's employees as described in Schedule II hereto.

     "Company" shall have the meaning set forth in the preamble.

     "Company-Supplied Content" shall mean all Content provided or to be provided by or on behalf of the Company in connection with the design and development of the Web Sites pursuant to this Agreement, excluding any Developer-Supplied Content.

     "Confidential Information" shall have the meaning set forth in Section 6.1.

     "Content" shall mean text, graphics, including JPEG and GIF files, images, artwork and audiovisual materials to be displayed on any Web Sites pursuant to this Agreement and the selection and arrangement of the foregoing, including trade dress and overall "look and feel" of the Web Sites.

     "Damages" shall have the meaning set forth in Section 9.1.

     "Derivatives" of a work shall mean derivative works of that work as such term is used in the United States Copyright Act of 1976, as amended.

     "Developer" shall have the meaning set forth in the preamble.

     "Developer-Supplied Content" shall mean all Content, including without limitation HTML files, provided by Developer in connection with the development of the Web Sites pursuant to this Agreement which Content is accessible to Web Site users, including without limitation Third Party Content. For the avoidance of doubt, the Developer-Supplied Content does not include any Guidance Solutions Software.

     "Effective Date" shall have the meaning set forth in the preamble.

     "GIF" shall mean the Graphics Interchange Format.

     "Guidance Solutions Software" shall have the meaning given to such term in
Schedule III attached hereto and incorporated herein by this reference. Guidance Solutions Software does not include the Right Start Software, the Developer-Supplied Content, nor any enhancements or amendments to the Guidance Solutions Software that are released after the term of this Agreement as provided in Section 4.

     "HTML" shall mean hypertext markup language.

     "Indemnitee" shall have the meaning set forth in Section 9.3(a).

     "Indemnitor" shall have the meaning set forth in Section 9.3(a).

     "JPEG" shall mean Joint Photographics Experts Group.

     "Miscellaneous Services" shall have the meaning set forth in Section 2.3.

     "Notice of Claim" shall have the meaning set forth in Section 9.3(a).

     "Right Start Software" shall have the meaning given to such term in
Schedule III attached hereto and incorporated herein by this reference.

     "Services" shall mean the specific services as set forth in Schedule I hereto, specifying the target completion dates for such services (and any Additional Services set forth in any addendum to such Schedule I pursuant to
Section 2.2) and any miscellaneous services that are not identified in Schedule I hereto or any addendum thereto to be provided by Developer to the Company under the terms and conditions of this Agreement.

     "Third Party Claim" shall have the meaning set forth in Section 9.3(b).

     "Third Party Content" shall mean any Content owned by a third party that Developer provides in connection with the development of the Web Sites pursuant to this Agreement and is accessible to Web Site users.

     "Web Sites" shall mean the Internet world-wide web sites to be designed and developed by Developer for the Company pursuant to this Agreement.

2.   SERVICES

     2.1  Services.  Developer shall provide to the Company the Services.  The
          --------
Company shall provide Developer with all Company-Supplied Content, as needed during the term of this Agreement, and reasonable access to the Company's facilities, records, personnel and other materials as Developer may from time to time require in connection with the performance of the Services hereunder, subject to the terms and conditions of Section 6 hereof.

     2.2  Additional Services.  If the parties so agree in writing, from time to
          -------------------
time, the parties may add an addendum to Schedule I for each new service ("Additional Services") mutually agreed to by the parties. Each such addendum shall specify the Additional Services and the target completion date, and shall be signed by the parties.

     2.3  Miscellaneous Services.  From time to time, Developer may provide
          ----------------------
miscellaneous services that are not identified in Schedule I or any addendum thereto ("Miscellaneous Services") to the Company upon the Company's request. All such Miscellaneous Services shall be provided to the Company at the Billing Rates identified in Schedule II hereto.

3.   PAYMENT

     3.1   Service Fees.  In consideration for the Services, any Additional
           ------------
Services and any Miscellaneous Services to be provided by Developer under this Agreement, the Company agrees to pay Developer promptly and fully the following fees:

     (a) Time-and-Materials Work.  The Company agrees to pay for Developer's
         -----------------------
time-and-materials Services, Additional Services and Miscellaneous Services at a rate of [ /*/ ]% of the

-----------------------------
/*/ Portion has been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Billing Rates set forth in Part A of Schedule II hereto. Such Billing Rates shall remain in effect until the aggregate fees payable by the Company for Developer's time-and-materials Services, Additional Services and Miscellaneous Services, calculated on a [ * ]% discount basis, exceeds $[ * ]. Thereafter, the rates for such Services, Additional Services and Miscellaneous Services shall be the Developer's then-current market rates; provided, however, that such market rates shall not exceed the [ * ] of (i) [ * ] the billing rates set forth in Part A of Schedule II, or (ii) [ * ] the lowest billing rates charged by Developer to its non-venture fee-for-service customers for similar services.

     (b) Flat-Fee Services.  The Company agrees to pay for Developer's
         -----------------
flat-fee Services, Additional Services and Miscellaneous Services in accordance with the Billing Rates set forth in Part B of Schedule II hereto, as such rates may be adjusted from time to time with the prior consent of the Company (which consent shall not be unreasonably withheld).

     3.2  Payment of Expenses.  From time to time, Developer may incur
          -------------------
reasonable expenses in the performance of Services, the Additional Services and Miscellaneous Services hereunder. Such expenses may include, but are not limited to, travel, food, lodging and miscellaneous office expenses, such as phone, courier, duplicating and similar charges. The Company shall promptly reimburse Developer on a pass-through basis for those actual expenses which are reasonably incurred by Developer in performing its duties and obligations hereunder. These expenses will be itemized on Developer's invoices as described in Section 3.3 hereof. Developer shall notify and obtain approval from the Company prior to incurring any expenses under this Section 3.2 in excess of $[ * ] in any calendar month.

     3.3  Billings.  Developer shall invoice the Company monthly for Services,
          --------
Additional Services and any Miscellaneous Services for the time incurred by the Developer in connection with the Web Sites at the Billing Rates set forth in
Schedule II, as such rates may be adjusted pursuant to Section 3.1. Each invoice will describe the Services, the Additional Services or any Miscellaneous Services rendered, the respective costs of each activity, and any associated expenses. Each invoice shall be due and payable immediately upon receipt but no later than 30 days of the date of the invoice. Any balance which is unpaid for more than 30 days after the invoice date will be subject to a late fee, which will be calculated at a rate of 1.5% per month of such overdue balance, provided
                                                                        --------
that nothing in this Agreement shall be deemed to require the payment by the Company of late fees on overdue balances in excess of the amount which Developer may lawfully contract to charge under applicable usury and other laws.





----------------------------------------
/*/ Portion has been omitted pursuant to a request for confidential treatment filed separately with the Commission.

4.   TERM

     Unless this Agreement is terminated pursuant to Sections 10.2, this Agreement shall be in effect from the Effective Date until the completion of the Services and any Additional Services or Miscellaneous Services by Developer.


5.   OWNERSHIP; LICENSE

     5.1  Developer-Supplied Content.
          --------------------------

     (a)  Assignment.  Subject to the payment by the Company of all agreed upon
          ----------
fees and expenses pursuant to Section 3 of this Agreement when due, Developer assigns to the Company exclusively, throughout the world, all of its right, title and interest in and to the Developer-Supplied Content supplied by Developer hereunder, including all copyright and trademark and trade dress rights associated therewith. Nothing herein transfers to the Company ownership of rights of Developer in respect of any know-how, processes, techniques, methods, inventions, discoveries or developments created or developed or otherwise owned or controlled by Developer, including without limitation any patent that may issue in respect of any invention, system or process created or developed by Developer during the course of performing the Services, Additional Services or Miscellaneous Services under this Agreement (all of which the Company agrees and acknowledges are and shall remain the sole and exclusive property of Developer).

     (b)  License.  The Company's sole rights with respect to any know-how,
          -------
processes, techniques, methods, inventions, discoveries, developments or patents developed or otherwise owned or controlled by Developer shall be a non-transferable (except to Subsidiary or to a successor to substantially all of the business of the Company or Subsidiary that, in each case, is not then a direct competitor of Developer and who agrees to be subject to the terms and conditions of this Agreement), non-sublicensable (except to Subsidiary or to a successor to substantially all of the business of the Company or Subsidiary that, in each case, is not then a direct competitor of Developer and who agrees to be subject to the terms and conditions of this Agreement), non-exclusive, royalty-free and fully paid-up, and worldwide license to use and practice any of the foregoing solely to the extent necessary in order for the Company to use, develop, reproduce, broadcast, distribute, display, publish, transmit and otherwise make available the Developer-Supplied Content and the Company-Supplied Content on the Web Sites.

     (c)  Third Party Content.  The Company acknowledges that Developer may
          -------------------
include Third Party Content in the Developer-Supplied Content. Developer will identify all Third Party Content and any limitations that are applicable to the use and exploitation of such Third Party Content prior to or at the time of delivery thereof. Except as otherwise agreed by the Company and Developer prior to the delivery by Developer of any Third Party Content, Developer has the sole obligation for obtaining any and all rights, clearances or licenses necessary to use and exploit any Third Party Content in connection with the Web Sites or to comply with the Company's rights under this Agreement.

     (d)  Trade Dress.  Notwithstanding that title to all Developer-Supplied
          -----------
Content prepared for the Company under and during the term of this Agreement shall belong to the Company, the ideas, concepts, overall structures, and other information embodied or reflected in the Developer-Supplied Content developed during the course of this Agreement by personnel of Developer, including without limitation screen formats, structure, sequence and organization of any Developer-Supplied Content, may be used, without an obligation to account, by Developer in any way that Developer deems appropriate, including by or for its clients or customers. Developer agrees not to replicate the "look and feel" and overall trade dress aspects of the Web Sites for a direct competitor of the Company or Subsidiary, or create any web site for any direct competitor of the Company or Subsidiary which is confusingly similar to the Web Sites in respect of "look and feel" and overall trade dress. Developer is in the business of developing and designing web sites for a wide variety of clients, including clients that may be in competition with the Company, and the Company understands that Developer will continue these activities.

     5.2  Guidance Solutions Software.  Developer shall at all times remain the
          ---------------------------
exclusive owner of all right, title and interest in and to the Guidance Solutions Software and all intellectual property rights associated therewith,
except as otherwise expressly provided herein.   Except as provided in Section
5.3, neither this Agreement, nor any act by Developer or Company in furtherance thereof, shall be construed as granting any right or license, express or implied, in the Guidance Solutions Software. This Section 5.2 shall survive the termination of this Agreement for any reason.

     5.3  License of Guidance Solutions Software.  Subject to the terms and
          --------------------------------------
conditions of this Agreement, Developer hereby grants to the Company, Subsidiary and any third-party that hosts the Web Sites a perpetual, world-wide, royalty-free, nonexclusive, fully paid-up, license and right to use, develop, reproduce, publish, broadcast, distribute, modify, transmit, display, transfer, maintain and otherwise fully exploit the Guidance Solutions Software and its Derivatives; provided, however, that such third-party hosting service of the Web Sites enter into the Developer's then form of non-disclosure agreement. Developer reserves all rights with respect to the Guidance Solutions Software not expressly granted by this Agreement to the Company, including without limitation any right to reproduce, display, distribute, adapt, modify, enhance or prepare Derivatives based on the Guidance Solutions Software. The Company shall not use the Guidance Solutions Software other than as expressly permitted under this Agreement.

6.   CONFIDENTIAL INFORMATION

     6.1  Confidential Information.  During the course of this Agreement,
          ------------------------
Developer and the Company may become aware of information relating to the products, documentation, software research and development, inventions, processes, techniques, designs or other technical, marketing and business information of the other party or its affiliates, including the Guidance Solutions Software. All such information is considered by both parties to be proprietary and confidential ("Confidential Information").

     6.2  Confidentiality.  Both during and after this Agreement, each party
          ---------------
agrees that, except as authorized in writing by the other party, it will: (i) use reasonable efforts to preserve and protect the confidentiality of all Confidential Information of the other party and its affiliates (and in any event no less care than is used by such party in protecting the confidentiality of its own Confidential Information); (ii) except as necessary to carry out the terms hereof, use reasonable efforts to prevent any disclosure to anyone, including its employees of the existence, source, content or substance of the Confidential Information of the other party and its affiliates; and (iii) not use Confidential Information of the other party and its affiliates in any way other than in furtherance of this Agreement or as required by applicable laws.

     6.3  Exceptions.  No party shall have any liability to the other for
          ----------
disclosure of any Confidential Information of the other party or its affiliates which the disclosing party can establish to have: (i) become publicly known without breach of this Agreement; (ii) been publicly released for disclosure by the other party or its affiliates; (iii) been given to such party by someone other than the other party or its affiliates without a duty to maintain confidentiality; or (iv) been required by applicable laws.

     6.4  Injunctive Relief.  Each party agrees that any material breach or
          -----------------
attempted or threatened breach of this Section 6 could result in irreparable injury to the other party for which there would be no adequate remedy at law and consents to injunctive relief without limiting the applicability of any other remedies.

     6.5  Return of Confidential Information.  Not later than thirty (30) days
          ----------------------------------
after the termination of this Agreement for any reason, each party will return to the other party all originals or copies of Confidential Information of the other party and all notes with respect thereto, and provided, however, that as to notes and internal analyses and work product containing Confidential Information, each party may, in lieu of delivering such material to the other party, destroy all such material without retaining any copies thereof and shall confirm in writing to the other party of such destruction.

7.   REPRESENTATIONS, WARRANTIES AND COVENANTS

     7.1  By Developer.  Developer represents and warrants that (i) it has full
          ------------
power and authority to enter into and perform its obligations under this Agreement and that such power and authority are not limited or restricted by any agreements or understandings between Developer and any other persons, (ii) with respect to any Services or Miscellaneous Services to be provided by Developer to the Company, including any Developer-Supplied Content or other deliverables supplied by Developer hereunder, either (A) Developer shall have obtained all necessary third-party rights and licenses for use thereof in connection with the Web Sites as contemplated hereby or (B) in the case of Third Party Content or software or other technology developed by a third party as to which Developer has not then acquired such rights and licenses, Developer shall specifically identify such Third Party Content and inform the Company prior to furnishing or incorporating such Third Party Content or such third party software or other technology that the Company needs to acquire such rights and licenses at its own expense, (iii) neither the execution, delivery nor performance of this Agreement by Developer will result in the breach of any term or provision of any contract, agreement or understanding of Developer with any third party, and (iv) Developer shall not challenge the Company's ownership (subject to the payment by the Company of all agreed upon fees and expenses pursuant to Section 3 of this Agreement) or validity of the Developer-Supplied Content, the Company-Supplied Content and Confidential Information of the Company.

     7.2  By the Company.  The Company represents and warrants that (i) it has
          --------------
full power and authority to enter into and perform this Agreement and that such power and authority are not limited or restricted by any agreements or understandings between the Company and other persons, (ii) with respect to any Company-Supplied Content or any other information or materials provided by the Company to Developer hereunder, the Company shall have obtained all necessary rights and licenses for Developer to utilize such Content, information or materials on the Company's behalf prior to providing such Content, information or materials to Developer, (iii) neither the execution, delivery nor performance of this Agreement by the Company will result in the breach of any term or provision of any contract, agreement or understanding of the Company with any third party, and (iv) the Company shall not challenge the ownership or validity of the Guidance Solutions Software and Confidential Information of Developer.

     7.3  No Other Warranty/Disclaimer.  Developer shall use its commercially
          ----------------------------
reasonable efforts in accordance with practices customary in its industry to ensure that the Web Sites' operations will be uninterrupted, error-free, and while the Developer is responsible for hosting the Web Sites, that the Web Sites reside on a secure server and that there are appropriate safeguards, procedures and firewalls in place to ensure the safety and security of the Web Sites' server and Web Sites from outside persons. The parties acknowledge that the Internet is a new medium, and problems frequently do occur. Developer does not warrant that the Web Sites' operations will be uninterrupted, error-free, or completely secure or that any defects in any software to be provided by Developer to the Company under this Agreement will be corrected. Furthermore, Developer does not make and hereby disclaims, any and all other express and/or implied warranties, including, but not limited to, warranties of merchantability, fitness for a particular purpose, any implied warranties of noninfringement and any warranties arising from a course of dealing, usage, or trade practice. In no event will Developer be liable to the Company or any other person for any claims arising out of or related to any lost revenue, lost profits, indirect, consequential, special or punitive damages, loss of data, or interruption or loss of use of service even if advised of the possibility of such damages, whether under theory of contract, tort, strict liability or otherwise. In any event, any liability of Developer arising out of or in connection with this Agreement or the Company's use of the Guidance Solutions Software shall not exceed the amount paid by the Company pursuant to Section 3.1 (calculated on a non-discounted basis).

     7.4  Year 2000 Compliance. The Guidance Solutions Software and Right Start
          --------------------
Software are Year 2000 Compliant. For purposes of this Section 7.4, the Guidance Solutions Software and Right Start Software are Year 2000 Compliant if it will not produce errors in the processing of the date data related to the year change from December 31, 1999 to January 1, 2000.

8.   ADVERTISING AND MARKETING

     The parties hereto agree that Developer may use the Company's name, service marks or trademarks in any advertising, sales presentation or promotional efforts in accordance with the Company's guidelines to be provided to the Developer or, prior to receipt of such guidelines, with the Company's prior written consent.

9.   INDEMNIFICATION

     9.1.  By Developer.  Developer hereby agrees to indemnify and hold harmless
           ------------
the Company and its officers, employees and agents against any suits, losses, liabilities, damages, claims, settlements, costs and expenses, including reasonable attorneys' fees and expenses (collectively, "Damages"), arising from:
(i) any breach by Developer of this Agreement; or (ii) any breach of the representations and warranties contained in Sections 7.1 and 7.4 hereof.

     9.2  By the Company.  The Company hereby agrees to indemnify and hold
          --------------
harmless Developer and its officers, employees and agents against any Damages arising from: (i) any breach by the Company of this Agreement; (ii) any breach of the representations and warranties contained in Section 7.2 hereof; or (iii) the maintenance and operation of the Web Sites by any third party if the Web Sites have been altered or modified by any party other than the Developer.

     9.3  Indemnification Procedure.
          -------------------------

     (a) Any party making a claim for indemnification hereunder (an "Indemnitee") shall notify the indemnifying party (an "Indemnitor") of the claim in writing promptly (but in no event later than ten (10) days) after receiving notice of any action, lawsuit, proceeding, investigation or other claim against it (if by a third party) or discovering the liability, obligation or facts which may reasonably be expected to give rise to such claim for indemnification, describing the claim, the amount thereof (if known and quantifiable), and the basis thereof (a "Notice of Claim"), provided that the failure to so notify an
                                     --------
Indemnitor shall not relieve the Indemnitor of its obligations hereunder except to the extent such failure shall have actually prejudiced the Indemnitor.

     (b) With respect to any third party action, lawsuit, proceeding, investigation or other claim which is the subject of a Notice of Claim (a "Third Party Claim"), an Indemnitor shall be entitled to assume and control the defense of such Third Party Claim at the Indemnitor's expense and at its option by sending written notice of its election to do so within fifteen (15) days after receiving the Notice of Claim from the Indemnitee; provided, however, that:

          (i) The Indemnitee shall be entitled to participate in the defense of such Third Party Claim and to employ counsel of its choice for such purpose (the fees and expenses of such separate counsel shall be borne by the Indemnitee);

          (ii) If the Indemnitor elects to assume the defense of any such Third Party Claim, the Indemnitor shall obtain the prior written consent of the Indemnitee (which shall not be unreasonably withheld) prior to compromising or settling such Third Party Claim; and

          (iii) If the Indemnitor shall not have assumed the defense of such Third Party Claim within the fifteen (15) day period set forth above, the Indemnitee may assume the defense of such Third Party Claim and may make any compromise or settlement thereof or otherwise protect against the same and be entitled to all amounts paid as a result of such Third Party Claim or any compromise or settlement thereof, provided that, in the case of any
                                              --------
     such compromise or settlement, the Indemnitee shall obtain the prior written consent of the Indemnitor (which shall not be unreasonably withheld).

     (c) The party that assumes the defense of a Third Party Claim shall select the counsel, subject to the approval of the other party (such approval not to be unreasonably withheld). The party selecting the counsel shall give the other party notice of the name of the counsel selected by it at the time of assuming the defense and the other party shall be deemed to have approved such counsel unless it objects to such counsel within five (5) business days.

     (d) The Indemnitee shall at all times cooperate in all reasonable ways with, make its relevant files and records available for inspection and copying by, and make its employees available or otherwise render reasonable assistance to, the Indemnitor.

10.  GENERAL PROVISIONS

     10.1  No Solicitation of Employees.  Each party agrees not to hire or
           ----------------------------
solicit, directly or indirectly, the other party's employees during the term of this Agreement and for a period of two years after the expiration or termination of this Agreement without the other party's prior written consent.

     10.2  Termination for Cause.  Upon the occurrence of any material breach of
           ---------------------
this Agreement which remains uncured following written notice specifying the nature of the breach from the injured party, for a period of thirty (30) days after such notice, in the case of nonpayment by the Company or for a period of thirty (30) days after such notice, in all other cases, the injured party has the right to immediately terminate this Agreement by providing additional written notice of such termination. In the event of a termination of this Agreement by the Company pursuant to this Section 10.2, Developer, within 30 days after the effective date of termination, shall deliver to the Company all of Developer's work (including source code for the Guidance Solutions Software), in connection with completed work paid for by the Company, and the Company shall make all payments to Developer required pursuant to the Agreement, and the Company's license of the Guidance Solutions Software pursuant to Section 5.3 shall continue in full force and effect. In the event of a termination of this Agreement by Developer pursuant to this Section 10.2, Developer shall have no further obligations under this Agreement to perform any further services for the Company, and the Company shall make all payments to Developer required pursuant to this Agreement. Termination of this Agreement by Developer pursuant to this Section 10.2 shall not affect the Company's ownership of any Developer-Supplied Content for which the Company has made full payment to Developer, but, upon such termination, the Company's right, title and interest in any and all other Developer-Supplied Content, and all right and license of the Company with respect to the Guidance Solutions Software, shall be extinguished.

     10.3  Modification.  This Agreement may be modified or amended by the
           ------------
parties only in writing executed by both parties hereto.

     10.4  Waiver.  A waiver of a breach or default does not constitute a waiver
           ------
of future or other breaches or defaults.

     10.5  Applicable Law and Forum.  This Agreement shall be deemed entered
           ------------------------
into in Los Angeles County, California and will be governed by and interpreted in all respects by the laws of the State of California without regard to provisions regarding choice of laws. Subject to Section 10.17 hereof, the parties hereby agree that Los Angeles County, California is the venue for any proceedings regarding this Agreement and that any legal proceedings regarding this Agreement shall be brought in the courts of Los Angeles County, California, or the United States District Court for the Central District of California. The parties hereby consent to the personal jurisdiction of such courts.

     10.6  Entire Agreement.  This Agreement includes Schedule I, Schedule II,
           ----------------
Schedule III, and any addenda to such Schedules, all of which are incorporated into this Agreement by this reference, and together with the Restricted Stock Agreement between The Right Start, Inc., RightStart.com, Inc., and Guidance Solutions, Inc., dated the Effective Date, the related Registration Rights Agreement and the other documents contemplated hereby or thereby constitute the entire understanding between the parties with respect to the subject matter hereof, superseding all prior negotiations, preliminary agreements, correspondence or understandings, written or oral between the parties.

     10.7  Notices.  All notices, statements and payments to Developer shall be
           -------
delivered to 4134 Del Rey Avenue, Marina Del Rey, CA 90292, Attn: Gary Burnison, facsimile no. (310) 754-4010 with a copy to Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, CA 90071, Attn: Bruce D. Meyer. All notices, statements and payment to be given to the Company shall be delivered to 5388 Sterling Center Drive, Unit C, Westlake Village, CA 91361, Attn: Gina Englehard, facsimile no. (818) 707-7132 or at such other address as either party shall designate in writing to the other party, by giving notice in accordance with this Section 10.8 from time to time. All notices shall be in writing and shall either be served by personal delivery, fax, certified or registered mail or overnight service, all charges prepaid. Except as otherwise provided herein, such notices shall be deemed given (i) when personally delivered, (ii) when faxed (provided that a copy of such notice is also sent on such same date by
       --------
certified or registered mail or overnight service), (iii) on the date five (5) days following the date of mailing or (iv) the date one (1) business day following the date of mailing via an overnight service, except that notices of change of address shall be effective only after the actual receipt thereof.

     10.8  Uncontrollable Events.  If either party cannot perform any of its
           ---------------------
obligations because of circumstances beyond its reasonable control, then such non-performing party will: (i) notify the other party; (ii) take reasonable steps to resume performance as soon as possible; and (iii) not be considered in breach during the period in which the failure to perform is beyond the party's reasonable control.

     10.9  Independent Contractor Relationship.  In accordance with the mutual
           -----------------------------------
intentions of the parties hereto, Developer is performing services for the Company as an independent contractor, and all of the terms and conditions of this Agreement shall be interpreted in light of such relationship. Nothing contained in this Agreement constitutes appointment of either party as an agent, representative, partner, joint venture or employee of the other party for any purpose. Neither party may bind the other party to any agreement with any third party.

     10.10  Severability.  Should any provision of this Agreement be held to be
            ------------
void, invalid or inoperative, such provision shall be enforced to the greatest extent possible and the remaining provisions of this Agreement shall not be affected and shall remain valid and in full force.

     10.11  Headings.  The headings of the Sections of this Agreement are for
            --------
convenience only and shall not be of any effect in construing their meanings.

     10.12  Survivability.  The following Sections shall survive the expiration
            -------------
or earlier termination of this Agreement: 5.1, 5.2, 6, 8, 9 and 10.

     10.13  Counterparts.  This Agreement may be executed in counterparts, each
            ------------
of which shall be deemed an original Agreement for all purposes, including the judicial proof of any of the terms hereof, provided, however that all such
                                           --------
counterparts shall constitute one and the same Agreement.

     10.14  Remedies.  Unless expressly set forth to the contrary, either
            --------
party's election of any remedies provided in this Agreement shall not be exclusive of any other remedies available hereunder or other wise at law or in equity, and all such remedies shall be deemed to be cumulative.

     10.15  Successors and Assigns.  This Agreement shall be binding upon and
            ----------------------
inure to the benefit of each of the parties hereto and their respective, permitted successors and assigns. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto, except to a successor to substantially all of such assigning party's business or assets and to an affiliate of the Developer or the Company, and provided further that such successor or affiliate agrees to be bound by this
    --------
Agreement.

     10.16  Attorney Fees.  Should any litigation or arbitration be commenced
            -------------
among the parties in relation to this Agreement, the party prevailing in such litigation or arbitration shall be entitled, in addition to such other relief as may be granted, to a reasonable fees and expenses for attorneys, accountants and expert witnesses in connection with such litigation or arbitration or in a separate action brought for that purpose.

     10.17  Arbitration of All Disputes, Claims or Controversies.  As a material
            ----------------------------------------------------
part of this Agreement, the parties agree that any and all disputes, claims or controversies arising out of or relating to this Agreement, the relationship between the parties, or the Services performed, shall be determined exclusively by confidential, final and binding arbitration in Los Angeles, California, in accordance with the then existing rules for commercial arbitration of the American Arbitration Association. Disputes, claims and controversies subject to final and binding arbitration under this Agreement include, without limitation, all those that otherwise could be tried in court to a judge or jury in the absence of this Agreement. Such disputes, claims and controversies include, without limitation, claims for disputes over Developer's fees and expenses, any disputes over the quality of Services which the Developer renders, any claims relating to or arising out of the Company's or Developer's performance under this Agreement, and any other claims arising out of any alleged act or omission by the Company or Developer. By agreeing to submit all disputes, claims and controversies to binding arbitration, each of the parties expressly waives its rights to have such matters heard or tried in court before a judge or jury or in another tribunal. Any award shall be final, binding and conclusive upon the parties, subject only to judicial review provided by statute, and a judgment rendered on the arbitration award may be entered in any state or federal court having jurisdiction thereof. Notwithstanding the foregoing, each party agrees that if the other party or anyone acting on the other party's behalf threatens or attempts to or does violate Sections 5 or 6 of this Agreement then in any suit or proceeding that may be commenced by the non-violating party, its successors or assigns, for or with respect to such threatened, attempted or actual violation, an order may be obtained enjoining the violating party and/or any other person, persons or entities acting in concert with the violating party from violating any such restriction. Such a restraining order may be obtained pending determination of the litigation as well as upon final determination thereof, and request for such restraining order shall be without prejudice to any other right or remedy available to the non-violating party by reason of such threatened, attempted or actual violation of any such contractual restriction. The violation of Sections 5 or 6 of this Agreement would cause irreparable injury to the non-violating party and monetary damages in and of itself would not afford adequate relief.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                    GUIDANCE SOLUTIONS, INC.



                                    By:       /s/ Gary Burnison
                                        ------------------------------------
                                        Name:  Gary Burnison
                                        Title: Chief Financial Officer



                                    THE RIGHT START, INC.



                                    By:        /s/ Jerry R. Welch
                                         -----------------------------------
                                        Name:   Jerry R. Welch
                                        Title:  President and Chief Financial
                                                Officer

                                                                      SCHEDULE I

                                    SERVICES

Time and Materials Services

The Services listed below will be provided by Developer on a time-and-materials basis at the applicable Billing Rates listed in Part A of Schedule II. The target completion dates listed below represent estimates and may be revised during the course of Developer performing its Services. Developer will use diligent efforts to achieve the target completion dates.

---------------------------------------------------------------------------------
                     Services                           Target Completion Date
---------------------------------------------------------------------------------

Completion of Phase 1                                              6/29/99

Completion of "Pre-school" and "Kindergarten"                      9/13/99
sections

Completion of the following enhancements:                          10/1/99
 .  Drop shipments
 .  Net Effects online customer service
 .  SID's and links for affiliates
 .  Re-design of Articles-page

Completion of the following enhancements:                      Work to commence in
 .  [ * ]                                                    1/2000; target completion
 .  [ * ]                                                            dates TBD

Other enhancements to be agreed by the parties                        TBD
---------------------------------------------------------------------------------


Flat Fee Services

The Services listed below will be provided by Developer on a flat-fee basis at the applicable rates set forth in Part B of Schedule II:

 .   Hosting of the Web Site (includes "basic" application support), to be more fully described in a Hosting Proposal.

 .   "Premium Application" Support, to be more fully described in the Hosting
    Proposal.

------------------------------
* Portion has been omitted pursuant to a request for confidential treatment filed separately with the Commission.

                                                                     SCHEDULE II
                                     RATES
                                     -----
A. Time and Materials Rates
   ------------------------

Billing Rates for Developer's personnel for time-and-materials services are set forth below, subject to the discount provided in Section 3.1(a). In the event that other personnel are required in connection with such services, the rates for such personnel shall be mutually agreeable to the parties.


-----------------------------------------------------------------
                 Resource                         Hourly Rate
-----------------------------------------------------------------
Client Partner                                              [ * ]
Site Director/Producer                                      [ * ]
Project Manager                                             [ * ]
Technical Director                                          [ * ]
Account Executive                                           [ * ]
Senior Developer                                            [ * ]
Associate Developer                                         [ * ]
Art Director                                                [ * ]
Graphic Designer                                            [ * ]
HTML Design                                                 [ * ]
Editor                                                      [ * ]
-----------------------------------------------------------------


B. Flat-Fee Rates

Hosting

Monthly hosting fees will be based on bandwidth used, as measured by data (gigabytes) transferred during the week of the applicable month with the highest activity:

-----------------------------------------------------------------------------------------------------
 "Peak week" data transferred (in       Approximate User Sessions           Monthly Hosting Fee
 gigabytes)                                     Per Week *
-----------------------------------------------------------------------------------------------------
               0 - 4                             0 - 14,000                         [ * ]
               5 - 14                       14,000 - 43,000                         [ * ]
              15 - 29                       43,000 - 85,000                         [ * ]
              30 - 49                       85,000 - 142,000                        [ * ]
              50 - 74                      142,000 - 213,000                        [ * ]
       Each additional 25 GB                    213,000 +                   [ * ] per each [ * ]
         From 75 and above
-----------------------------------------------------------------------------------------------------

     * The number of user sessions is an approximation based on aggregate usage figures from other web sites developed by Developer, and is provided for reference purposes only. The actual correlation between user sessions and gigabytes of data transferred will vary depending on each individual site composition, application architecture and individual user behavior.


------------------------------
* Portion has been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Basic Support

The "Basic Support" package is included in the monthly hosting package, and there is no additional charge.


Premium Support

Monthly fees for "Premium Support" are as follows:

-----------------------------------------------------------------------------------------
Component                                              Rate
-----------------------------------------------------------------------------------------
"Red Alert" software                                   Rates charged by Red Alert from
                                                       time to time (without any mark-up
                                                       by Developer)
Dedicated support                                      [ * ]
-----------------------------------------------------------------------------------------


------------------------------
* Portion has been omitted pursuant to a request for confidential treatment filed separately with the Commission.

                                                                    SCHEDULE III

A. Guidance Solutions Software

Guidance Solutions Software includes Developer's Relational Database Management Systems (RDBMS) based on the Objective SQL model. RDBMS includes the following:

     (1) Database applications used in connection with database objects, user-interface, file parsing and interpretation and database manipulation.

     (2) Database tables, views and stored procedures used to implement Objective SQL (including the properties within each table), and the methods and events that are implemented through the following views and stored procedures:

     [*]


B. Right Start Software

Right Start Software consists of the following:

     (1) Custom database model objects specifically designed for the Web Site which interact with the Guidance Solutions Software, consisting of the following views and stored procedures:

     [*]


     (2) Software used for data exports to the Company's legacy systems and data imports from the Company's legacy systems and vendors.

------------------------------
* Portion has been omitted pursuant to a request for confidential treatment filed separately with the Commission.